EXHIBIT A

               PRINTER SYSTEMS CORPORATION STOCK
                              AND
                  GENICOM CORPORATION PAYMENTS

                          Page 1 of 5


PSC STOCK OWNERSHIP


I.   COMMON STOCK

     Holder                             Number of Shares

     Gallo                                  2,214,113

     AVP                                      499,276

     Narayanaswamy                             50,000

     Laurance                                  50,000

                                   Total    2,813,389


II.  SERIES B CONVERTIBLE PREFERRED STOCK

     Holder                             Number of Shares

     AVP                                        6,250


Exhibit A
Page 2 of 5


ASSUMPTIONS   FOR   BASE   PAYMENT   AND   PERFORMANCE    PAYMENT
CALCULATIONS:

(1) For the purpose of distribution, all payments are calculated using the assumption that Base Payments are made first followed by Performance Payments. This is to say, by way of example, that the receipt of a Performance Payment 30 days following the first anniversary of Closing will have no impact on the Base Payment distribution to be made 24 months after Closing.

(2a) By execution of the Seller Agreement, Gallo and AVP agree to these divisions of Base Payment. AVP will receive $781,250 plus its appropriate percentage ownership split of additional cash out of the Base Payment, as determined by first giving consideration to VMA, Laurance and Narayanaswamy.

(2b) By execution of the Seller Agreement, Gallo and AVP agree to these divisions of Performance Payment. After the Genicom credit, VMA fees and payments to Laurance and Narayanaswamy, Gallo will receive the first $146,271 from the balance of the Performance Payment prior to AVP receiving its percentage payment.

(3)  Genicom  will  receive a credit of $200,000 from  the  first
     $200,000 of earned Performance Payment prior to any other payments (pursuant to Section 2.2 of the Agreement).

(4)  Pursuant  to  an agreement between VMA and PSC  (assumed  by
     Sellers), VMA receives its transaction fee as follows:  8.0%
     of  the first $ Million, 6.0% of the second $ Million,  4.0%
     of the third $ Million and 2.0% thereafter .

     At Closing the initial VMA payment will be reduced by previously paid fees of $40,000 and any adjustment required as a result of PSC's Net Asset Value being less than $1,900,000.

     For purposes of calculating amounts due VMA, the first and second $ Million are part of the Base Payment, the third $
     Million begins with the Performance Payment.

(5) To the extent that the Net Asset Value of PSC is less than $1,900,000, each Seller's Base Payment and the VMA payment shall be adjusted in accordance with the Distribution
     Formula.

(6)  Except  for  Assumption (5), AVP and Gallo have agreed  that
     Narayanaswamy and Laurance are to receive payment of full percentage of ownership after the VMA payment.

(7)  The  distribution  amounts  are  subject  to  adjustment  in
     accordance   with  Sections  2.2(f)  and  12.3(h)   of   the
     Agreement.

Exhibit A
Page 3 of 5

                      BASE
                    PAYMENT (1)                 DISTRIBUTION FORMULA

AT CLOSING                      $  800,000

  Payment to Venture Management
     Associates ("VMA") (4)         24,000   (800,000 x 8.0%) - 40,000
   Payment  to  Laurance (6)           12,261   (800,000  -  24,000)  x
1.58%** Percentage of ownership

   Payment  to  Narayanaswamy (6)      12,261   (800,000  -  24,000)  x
1.58%*

   Payment  to AVP                   426,501   (2,000,000 -  100,000  -
30,020  - 30,020 - 781,250****    See Assumption (2a) above.) x 26.92%*
x 0.4****** Total percentage of Base Payment received at the specified time, i.e. Closing, 12 months, 24 months and 36 months. + (781,250 x 0.4***)

  Payment to Gallo                 324,977   Balance to Gallo


12 MONTHS AFTER CLOSING            400,000

  Credit to Genicom                   -
   Payment  to  VMA  (4)                28,000    (200,000  x  8.0%)  +
(200,000 x 6.0%)
  Payment to Laurance                5,878   (400,000 - 28,000) x 1.58%
  Payment to Narayanaswamy           5,878   (400,000 - 28,000) x 1.58%
   Payment  to AVP                   213,250   (2,000,000 -  100,000  -
30,020 - 30,020 - 781,250) x 26.92% x 0.2*** + (781,250 x 0.2***)
  Payment to Gallo                 146,995   Balance to Gallo


24 MONTHS AFTER CLOSING            400,000

  Payment to VMA (4)                24,000   (400,000 x 6.0%)
  Payment to Laurance                5,941   (400,000 - 24,000) x 1.58%
  Payment to Narayanaswamy           5,941   (400,000 - 24,000) x 1.58%
   Payment  to AVP                   213,250   (2,000,000 -  100,000  -
30,020 - 30,020 - 781,250) x 26.92% x 0.2 + (781,250 x 0.2)
  Payment to Gallo                 150,868   Balance to Gallo


36 MONTHS AFTER CLOSING            400,000

  Payment to VMA (4)                24,000   (400,000 x 6.0%)
  Payment to Laurance                5,941   (400,000 - 24,000) x 1.58%
  Payment to Narayanaswamy           5,941   (400,000 - 24,000) x 1.58%
   Payment  to AVP                   213,250   (2,000,000 -  100,000  -
30,020 - 30,020 - 781,250) x 26.92% x 0.2 + (781,250 x 0.2)
  Payment to Gallo                 150,868   Balance to Gallo

                   TOTAL        $2,000,000

  To VMA (4)                    $  100,000
  To Laurance                       30,020
  To Narayanaswamy                  30,020
  To AVP                         1,066,251
  To Gallo                         773,709

                   TOTAL        $2,000,000
Exhibit A
Page 4 of 5

                  PERFORMANCE PAYMENT EXAMPLE


                          BASE           PERFORMANCE    PAYMENT     (1)
BASE +
                               PAYMENT                     (REASONABLE)
REASONABLE

AT           CLOSING                               $            800,000
$  800,000

  Payment to Venture Management
             Associates        ("VMA")        (4)                24,000
24,000
          Payment        to        Laurance                      12,261
12,261
          Payment        to        Narayanaswamy                 12,261
12,261
          Payment        to        AVP                          426,501
426,501
          Payment        to        Gallo                        324,977
324,977


12    MONTHS    AFTER    CLOSING              400,000     $     200,000
600,000

   Credit to Genicom                   -        200,000  First $200,000
in Performance Payment credited to Genicom (3)      200,000
      Payment    to    VMA    (4)                   28,000            -
28,000
      Payment     to     Laurance                    5,878            -
5,878
      Payment     to     Narayanaswamy               5,878            -
5,878
      Payment     to     AVP                       213,250            -
213,250
      Payment     to     Gallo                     146,995            -
146,995


24     MONTHS    AFTER    CLOSING               400,000         300,000
700,000

   Payment to VMA (4)                24,000      12,000 (300,000 x .04)
36,000
   Payment  to  Laurance                5,941        4,550  (300,000  -
12,000) x 1.58%                                           10,491
   Payment  to  Narayanaswamy           5,941        4,550  (300,000  -
12,000) x 1.58%                                           10,491
   Payment  to  AVP                    213,250      35,704  (300,000  -
12,000 - 4,550 - 4,550 - 146,271) x 26.92%               248,954
  Payment to Gallo                 150,868     243,195 Gallo to receive
first $146,271 of Performance Payment after        394,064
                                                           credit    of
$200,000 to Genicom and payments to VMA, Laurance and
                                                         Narayanaswamy,
plus balance to Gallo after AVP's payment
                                                        (by  agreement)
(2b)


36     MONTHS    AFTER    CLOSING               400,000         600,000
600,000

   Payment to VMA (4)                24,000      22,000 (500,000 x .04)
+ (100,000 x .02)                                    46,000
   Payment  to  Laurance                5,941        9,132  (600,000  -
22,000) x 1.58%                                           15,073
   Payment  to  Narayanaswamy           5,941        9,132  (600,000  -
22,000) x 1.58%                                           15,073
   Payment  to  AVP                    213,250     155,598  (600,000  -
22,000) x 26.92%                                         368,848
   Payment  to  Gallo                  150,868     404,138  (600,000  -
22,000) x 69.92%                                         555,006

                         TOTAL              $2,000,000       $1,100,000
$3,100,000

     To    VMA   (4)                      $    100,000    $      34,000
$  134,000
       To     Laurance                           30,020          13,683
43,703
       To     Narayanaswamy                      30,020          13,683
43,703
       To     AVP                             1,066,251         191,301
1,257,552
       To     Gallo                             773,709         647,333
1,421,042

                        TOTAL            $2,000,000      $      900,000
$2,900,000


Exhibit A
Page 5 of 5

                  PERFORMANCE PAYMENT EXAMPLE WITH CARRYOVER


                          BASE         PERFORMANCE  PAYMENT   (1)
BASE +
                              PAYMENT                   (MAXIMUM)
MAXIMUM

AT         CLOSING                             $          800,000
$  800,000

  Payment to Venture Management
           Associates      ("VMA")       (4)               24,000
24,000
        Payment       to      Laurance                     12,261
12,261
        Payment       to      Narayanaswamy                12,261
12,261
        Payment       to      AVP                         426,501
426,501
        Payment       to      Gallo                       324,977
324,977


12 MONTHS AFTER CLOSING

     Performance   Payment   Earned                  $    900,000
900,000
     Less  Credit  to Genicom            -        200,000   First
$200,000   in   Performance  Payment  credited  to  Genicom   (3)
200,000
  Available for Distribution       400,000     700,000  900,000 -
200,000                                                1,100,000
     Maximum    Distribution               400,000        600,000
1,000,000
     Current    Distribution               400,000        600,000
1,000,000
  Carryover                                    100,000  700,000 -
600,000                                                  100,000
    Payment to VMA (4)              28,000      24,000  600,000 x
.04                                                       52,000
     Payment to Laurance              5,878       9,101  (600,000
- - 24,000) x 1.58%                                          14,978
     Payment to Narayanaswamy         5,878       9,101  (600,000
- - 24,000) x 1.58%                                          14,978
     Payment to AVP                 213,250     110,783  (600,000
- - 24,000 - 9,101 -9,101 - 146,271) x 26.92%               324,033
     Payment to Gallo               146,995     447,015  Gallo to
receive first $146,271 of Performance Payment after       594,010
                                                        credit of
$200,00 to Genicom and payments to VMA, Laurance and

Narayanaswamy, plus balance to Gallo after AVP's payment
                                                              (by
agreement) (2b)


24 MONTHS AFTER CLOSING

     Performance    Payment   Earned                    1,000,000
1,000,000
     Prior    Year   Carryover                            100,000
100,000
     Available   for   Distribution         400,000     1,100,000
1,500,000
     Maximum    Distribution               400,000      1,500,000
1,900,000
     Current    Distribution               400,000      1,100,000
1,500,000
          Carryover                                             -
- -
    Payment to VMA (4)              24,000      26,000 (200,000 x
.04) + (900,000 x .02)                                    50,000
    Payment to Laurance              5,941      16,969 (1,100,000
- - 26,000) x 1.58%                                         22,910
    Payment to Narayanaswamy         5,941      16,969 (1,100,000
- - 26,000) x 1.58%                                         22,910
    Payment to AVP                 213,250     289,121 (1,100,000
- - 26,000) x 26.92%                                       502,371
    Payment to Gallo               150,868     750,941 (1,100,000
- - 26,000) x 69.92%                                       901,809


36 MONTHS AFTER CLOSING

     Performance    Payment   Earned                    1,400,000
1,400,000
      Prior     Year    Carryover                               -
- -
     Available   for   Distribution         400,000     1,400,000
1,800,000
   Maximum Distribution             400,000   1,100,000 2,800,000
- - 1,100,000 - 600,000                                   1,500,000
     Current    Distribution               400,000      1,100,000
1,500,000
    Payment to VMA (4)              24,000      22,000 (1,100,000
x .02)                                                    46,000
    Payment to Laurance              5,941      17,032 (1,100,000
- - 22,000) x 1.58%                                         22,973
    Payment to Narayanaswamy         5,941      17,032 (1,100,000
- - 22,000) x 1.58%                                         22,973
    Payment to AVP                 213,250     290,198 (1,100,000
- - 22,000) x 26.92%                                       503,448
    Payment to Gallo               150,868     753,738 (1,100,000
- - 22,000) x 69.92%                                       904,606

                       TOTAL            $2,000,000     $2,800,000
$4,800,000

    To   VMA   (4)                     $   100,000   $     72,000
$  172,000
     To    Laurance                         30,020         43,102
73,122
     To    Narayanaswamy                    30,020         43,102
73,122
     To    AVP                            1,066,251       690,101
1,756,352
     To    Gallo                           773,709      1,961,694
2,725,403

                       TOTAL            $2,000,000     $2,800,000
$4,800,000